Exhibit (b)(3)

Execution Copy

AMENDMENT dated as of January 10, 2003 (this “Amendment”) to the 364-Day Credit Agreement dated as of January 25, 2002 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SUNGARD DATA SYSTEMS, INC., a Delaware corporation (the “Borrower”), the financial institutions from time to time party thereto (the “Lenders”), JPMORGAN CHASE BANK, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), PNC BANK, NATIONAL ASSOCIATION, as Syndication Agent for the Lenders, and FIRST UNION NATIONAL BANK, ABN AMRO BANK, N.V. and FLEET NATIONAL BANK, as Co-Documentation Agents for the Lenders.

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement so as to, among other things, extend the Termination Date for an additional 364 days; and

WHEREAS, the undersigned Lenders are willing to agree to such amendments, on the terms, subject to the conditions and to the extent set forth herein;

NOW, THEREFORE, in consideration of the above premises, the agreements, provisions and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

SECTION 1.    Definitions; References.    Unless otherwise specifically defined herein, each capitalized term used herein but not defined herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

SECTION 2.    Amendment of Credit Agreement.    Pursuant to Section 9.02 of the Credit Agreement, effective as of the Effective Date (as defined in Section 4 hereof), the Lenders hereby amend the Credit Agreement as follows:

(a)    Amendment of Section 1.01.     Section 1.01 is amended as follows:

(i)    The definition of “Maturity Date” is amended and restated as follows:

“‘Maturity Date’ means the Termination Date, unless the Maturity Date is extended pursuant to Section 2.07(e) to the first anniversary of the Termination Date.”

(ii)    The definition of “Termination Date” is amended by replacing the reference therein to “January 24, 2003” with a reference to “January 9, 2004”.

(b)    Amendment of Section 2.07.    Section 2.07 is amended by adding a new clause (e) immediately following clause (d) as follows:

“(e)    The Borrower may by written notice delivered to the Administrative Agent not less than 20 and not more than 30 days prior to the Termination Date extend the Maturity Date from the Termination Date to the first anniversary of the Termination Date.”

(c)    Amendment of Section 6.13.    Section 6.13 is amended by replacing the reference therein to “March 31, 2002” with a reference to “September 30, 2002” and by replacing the reference therein to “$850,000,000” with a reference to “$929,881,000”.

(d)    Amendment of Schedule 2.01.    Schedule 2.01 is replaced with Schedule 2.01 attached hereto.

SECTION 3.    Representations and Warranties.    To induce the other parties hereto to enter into this Amendment, the Borrower represents to each of the Lenders and the Administrative Agent that, as of the Effective Date:

(a)    after giving effect to this Amendment, the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct with the same effect as if made on the Effective Date, except for representations and warranties that expressly relate to an earlier date, which representations and warranties were true and correct as of such earlier date;

(b)    after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under the Credit Agreement or the Three-Year Credit Agreement; and

(c)    this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation the Borrower, enforceable against it in accordance with its terms.

SECTION 4.    Conditions to Effectiveness.    This Amendment shall become effective on the date (the “Effective Date”) upon which each of the following conditions is satisfied:

(a)    The Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and each of the Lenders under the Credit Agreement.

(b)    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Sara G. Armstrong, Assistant General Counsel of the Borrower, substantially in the form of Exhibit A-1 hereto, and (ii) Blank Rome Comisky & McCauley LLP, outside counsel for the Borrower, substantially in the form of Exhibit A-2 hereto, and, in the case of each such opinion, covering such other matters relating to the Borrower, the Credit Agreement, this Amendment, the transactions contemplated hereby and such other matters as the Administrative Agent shall reasonably request. The Borrower hereby requests that each such counsel deliver such opinion.

(c)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of this Amendment and the transactions contemplated hereby and any other legal matters relating to the Borrower, the Subsidiaries, the Credit Agreement, this Amendment or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d)    The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming (i) the representations and warranties of the Borrower set forth in the Credit Agreement, as amended by this Amendment, are true and correct as of the Effective Date, except for representations and warranties that expressly relate to an earlier date, which representations and warranties were true and correct as of such earlier date, (ii) the Borrower is in compliance with all the terms and provisions set forth in the Credit Agreement, as amended by this Amendment, on its part to be observed or performed and (iii) after giving effect to this Amendment on the Effective Date, no Default or Event of Default shall have occurred and be continuing under the Credit Agreement or the Three-Year Credit Agreement.

(e)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower under the Credit Agreement.

(f)    The Administrative Agent shall have received, for its own account and the accounts of the Lenders, all outstanding amounts under the Credit Agreement immediately prior to the effectiveness of this Amendment.

(g)    The amended and restated Three-Year Credit Agreement shall have been executed and delivered by all parties thereto and become effective pursuant to its terms.

SECTION 5.    Effect of Amendment.    Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, amend, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances. This Amendment shall apply and be effective with respect to the matters expressly referred to herein. After the Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby.

SECTION 6.    Applicable Law.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.    Counterparts.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original but all of which when taken together shall constitute but one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 8.    Costs and Expenses.    The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

SECTION 9.    Headings.    The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

SUNGARD DATA SYSTEMS INC.,

by:	/s/ Michael J. Ruane
Name: Michael J. Ruane Title: Sr. Vice President - Finance

JPMORGAN CHASE BANK, individually and as Administrative Agent,

by:	/s/ Thomas H. Kozlark
Name: Thomas H. Kozlark Title: Vice President

SIGNATURE PAGE TO AMENDMENT DATED AS OF JANUARY 10, 2003 TO THE SUNGARD DATA SYSTEMS 364- DAY CREDIT AGREEMENT DATED AS OF JANUARY 25, 2002

To Approve this Amendment:

PNC BANK, NATIONAL ASSOCIATION
as a new Lender, a continuing Lender, or an exiting Lender

by:	/s/ Keith R. White
Name: Keith R. White Title: Vice President

To Approve this Amendment:

WACHOVIA BANK NATIONAL ASSOCIATION Formerly Known As First Union National Bank
as a new Lender, a continuing Lender, or an exiting Lender

by:	/s/ Anne L. Sayles
Name: Anne L. Sayles Title: Director

To Approve this Amendment:

FLEET NATIONAL BANK
as a new Lender, a continuing Lender, or an exiting Lender

by:	/s/ John B. Desmond
Name: John B. Desmond Title: Director

SIGNATURE PAGE TO AMENDMENT DATED AS OF JANUARY 10, 2003 TO THE SUNGARD DATA SYSTEMS 364- DAY CREDIT AGREEMENT DATED AS OF JANUARY 25, 2002

To Approve this Amendment:

BANK OF AMERICA, N.A.
as a new Lender, a continuing Lender, or an exiting Lender

by:	/s/ Kevin M. McMahon
Name: Kevin M. McMahon Title: Managing Director

To Approve this Amendment:

KEY CORPORATE CAPITAL INC.
as a new Lender, a continuing Lender, or an exiting Lender

by:	/s/ Jeff Kalinowski
Name: Jeff Kalinowski Title: Vice President

To Approve this Amendment:

NATIONAL AUSTRALIA BANK
as a new Lender, a continuing Lender, or an exiting Lender

by:	/s/ Eduardo Salazar
Name: Eduardo Salazar Title: Director

SIGNATURE PAGE TO AMENDMENT DATED AS OF JANUARY 10, 2003 TO THE SUNGARD DATA SYSTEMS 364- DAY CREDIT AGREEMENT DATED AS OF JANUARY 25, 2002

To Approve this Amendment:

THE BANK OF NOVA SCOTIA
as a new Lender, a continuing Lender, or an exiting Lender

by:	/s/ M. Kus
Name: M. Kus Title: Director

To Approve this Amendment:

SVENSKA HANDELSBANKEN AB (PUBL)
as a new Lender, a continuing Lender, or an exiting Lender

by:	/s/ Mark Emmett /s/ Jonas Daun
Name: Mark Emmett Jonas Daun Title: Vice President Senior Vice President

To Approve this Amendment:

ABN AMRO BANK N.V.
as a new Lender, a continuing Lender, or an exiting Lender

by:	/s/ Richard DaCosta
Name: Richard DaCosta Title: Group Vice President

by:	/s/ Jana Dombrowski
Name: Jana Dombrowski Title: Vice President

SIGNATURE PAGE TO AMENDMENT DATED AS OF JANUARY 10, 2003 TO THE SUNGARD DATA SYSTEMS 364- DAY CREDIT AGREEMENT DATED AS OF JANUARY 25, 2002

To Approve this Amendment:

THE BANK OF NEW YORK
as a new Lender, a continuing Lender, or an exiting Lender

by:	/s/ David Csatari
Name: David Csatari Title: Assistant Vice President

To Approve this Amendment:

BANK OF TOKYO-MITSUBISHI TRUST COMPANY
as a new Lender, a continuing Lender, or an exiting Lender

by:	/s/ Spencer Hughes
Name: Spencer Hughes Title: Vice President

To Approve this Amendment:

BANK OF COMMUNICATIONS, NEW YORK BRANCH,
as a new Lender, a continuing Lender, or an exiting Lender

by:	/s/ Li, De Cai
Name: Li, De Cai Title: General Manager

SIGNATURE PAGE TO AMENDMENT DATED AS OF JANUARY 10, 2003 TO THE SUNGARD DATA SYSTEMS 364- DAY CREDIT AGREEMENT DATED AS OF JANUARY 25, 2002

To Approve this Amendment:

BNP PARIBAS San Francisco Branch 180 Montgomery Street San Francisco, CA 94104
as a new Lender, a continuing Lender, or an exiting Lender

by:	/s/ James F. McCann
Name: James F. McCann Title: Director

by:	/s/ Rafael C. Lumanian
Name: Rafael C. Lumanian Title: Director

To Approve this Amendment:

E. SUN COMMERCIAL BANK, LTD., Los Angeles Branch
as a new Lender, a continuing Lender, or an exiting Lender

by:	/s/ Benjamin Lin
Name: Benjamin Lin Title: EVP & General Manager

SIGNATURE PAGE TO AMENDMENT DATED AS OF JANUARY 10, 2003 TO THE SUNGARD DATA SYSTEMS 364- DAY CREDIT AGREEMENT DATED AS OF JANUARY 25, 2002

To Approve this Amendment:

MIZUHO CORPORATE BANK, LTD.
as a new Lender, a continuing Lender, or an exiting Lender

by:	/s/ Naoki Yamamori
Name: Naoki Yamamori Title: Deputy General Manager

To Approve this Amendment:

NATIONAL CITY BANK
as a new Lender, a continuing Lender, or an exiting Lender

by:	/s/ Tara M. Handforth
Name: Tara M. Handforth Title: Vice President

To Approve this Amendment:

ALLFIRST BANK
as a new Lender, a continuing Lender, or an exiting Lender

by:	/s/ Theodore K. Oswald
Name: Theodore K. Oswald Title: Vice President

SIGNATURE PAGE TO AMENDMENT DATED AS OF JANUARY 10, 2003 TO THE SUNGARD DATA SYSTEMS 364- DAY CREDIT AGREEMENT DATED AS OF JANUARY 25, 2002

To Approve this Amendment:

BANK HAPOALIM, B.M.
as a new Lender, a continuing Lender, or an exiting Lender

by:	/s/ James P. Surless
Name: James P. Surless Title: Vice President

by:	/s/ Conrad Wagner
Name: Conrad Wagner Title: First Vice President

To Approve this Amendment:

CITIZENS BANK OF PENNSYLVANIA
as a new Lender, a continuing Lender, or an exiting Lender

by:	/s/ W. Anthony Watson
Name: W. Anthony Watson Title: Vice President

To Approve this Amendment:

FIFTH THIRD BANK
as a new Lender, a continuing Lender, or an exiting Lender

by:	/s/ Christine L. Wagner
Name: Christine L. Wagner Title: Assistant Vice President